UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2012

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                                           (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On August 14, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Registrant took the following actions relating to executive compensation:

Fiscal 2012 Executive Compensation Matters

The Committee determined that no cash bonus payments would be awarded to any employees under the Company’s discretionary annual incentive compensation plan.

Fiscal 2013 Executive Compensation Matters

A.	The Committee increased annual salaries of and granted stock options to the Company’s named executive officers as follows:

Executive Compensation Table

Name	Fiscal 2012 Cash Bonus	Fiscal 2013 Base Salary (was effective 9/1/12)	Stock Options (Grant Date 8/16/12)
Robert J. Ready Chairman and Chief Executive Officer	$--	$692,300	45,000 shares

James P. Sferra Secretary, and Executive Vice President, Manufacturing	$--	$551,400	40,000 shares

Scott D. Ready President and President of LSI Lighting Solutions Plus	$--	$374,500	45,000 shares

Ronald S. Stowell Vice President, Chief Financial Officer & Treasurer	$--	$337,000	40,000 shares

David W. McCauley President, LSI Graphics Solutions Plus, and President, Grady McCauley Inc.	$--	$267,000	15,000 shares

B.	The Committee also granted stock options to non-employee directors as follows:

Name	Stock Options (Grant Date 8/16/12)
Gary P. Kreider	2,500 shares
Dennis B. Meyer	2,500 shares
Wilfred T. O’Gara	2,500 shares
Mark A. Serrianne	2,500 shares

The Board of Directors took additional action on August 15, 2012 by amending the LSI Industries Inc. Retirement Plan to increase the amount of the annual employer contribution from two percent to four percent of the covered amount of compensation for the fiscal year beginning July 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

August 20, 2012	By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)